Chanticleer Holdings, Inc. Announces Appointment of its South African Subsidiaries’ New Chief Financial Officer

CHARLOTTE, N.C., September 20, 2012 - Chanticleer Holdings, Inc. (NASDAQ: HOTR) ("Chanticleer Holdings" or the "Company"), a minority owner in the privately-held parent company of the Hooters® brand, Hooters of America (“HOA”), and a franchisee of international Hooters restaurants, announced today the appointment of its South African subsidiaries’ new Chief Financial Officer, Darren Smith CA (SA), effective October 4, 2012.

Mr. Smith has more than 7 years of financial accounting experience; and while his effective start date is October 4, 2012, he will be working with the Company, after hours, in the interim. The Company’s CFO, Eric Lederer, commented, “We are excited to have Darren Smith joining Chanticleer Holdings. Darren’s accounting expertise and leadership gives us confidence in our ability to execute our growth strategy and expand through out South Africa. I will be assisting him to get quickly acclimated to the team and our auditors. I look forward to working closely with Darren to operate the South African subsidiaries with the highest level of financial integrity.”

Gordon Jestin, the Chief Operating Officer of the South African subsidiaries commented, “The restaurants are continuing to operate well and we are on track with our development schedule. I’m happy to have Darren joining our efforts, on the financial side, to grow Hooters of South Africa. He will be an excellent addition to the team.”

Mr. Smith has worked for UBAC Management and Business Advisory since February 2012 as a Senior Associate; VEXX Media as their Financial Director for 3 years prior; and Grant Thornton Durban from March 2005 to February 2009 as a Senior Auditor and Audit Supervisor. Mr. Smith has expertise in leading the preparation of audited financial statements, drafting financial statements, designing systems of internal controls, and driving efficiency and productivity through supervision and monitoring of the financial team.

Mike Pruitt commented, “We are excited to have Darren join us, as he will be an important member of the Chanticleer team. I look forward to a smooth transition and a timely completion of the audit and review.”

There can be no assurance as to the precise timing of the review and audit. The Company will continue to inform investors of any material developments in a timely manner.

About Chanticleer Holdings, Inc.

Chanticleer Holdings is focused on expanding the Hooters® casual dining restaurant brand in international emerging markets. Chanticleer currently owns in whole or part of the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary and parts of Brazil, and has joint ventured with the current Hooters franchisee in Australia, while evaluating several additional international opportunities. The Company currently owns and operates in whole or part of six Hooters restaurants in its international franchise territories: Durban, Johannesburg, Cape Town and Emperor's Palace in South Africa; Campbelltown in Australia; and Budapest in Hungary.

In 2011, Chanticleer and a group of noteworthy private equity investors, which included H.I.G. Capital, KarpReilly, LLC and Kelly Hall, president of Texas Wings Inc., the largest Hooters franchisee in the United States, acquired Hooters of America (HOA), a privately held company. Today, HOA is an operator and the franchisor of over 430 Hooters® restaurants in 28 countries. Chanticleer maintains a minority ownership stake in HOA and its CEO, Mike Pruitt, is also a member of HOA's Board of Directors. For further information, please visit www.chanticleerholdings.com or www.hooters.com and follow us on Twitter at @ChantHoldings or @Hooters.

Forward-Looking Statements:

Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning.  Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in the companies' filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Company Contact:

Shannon DiGennaro, V.P. Investor Relations

Phone: 704.941.0959

sd@chanticleerholdings.com